SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2008

INTERAMERICAN ACQUISITION GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51510	20-2828369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2918 Fifth Avenue South, Suite 209, San Diego, California 92103
(Address of principal executive offices, including zip code)

(619) 298-9883
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 10, 2008, InterAmerican Acquisition Group Inc. (“IAG”) and its wholly owned subsidiary, CNC Development Ltd., announced that an agreement in principle has been reached among IAG’s founders and a requisite majority of Sing Kung Limited (“Sing Kung”) common and preferred stockholders, which, among other things, would reduce the consideration paid for the acquisition of Sing Kung by 55%.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Attached hereto as Exhibit 99.2, which is incorporated herein by reference, is a copy of certain slides to be used in making a presentation to analysts and potential investors and that may be used in subsequent presentations to interested parties, including analysts, potential investors and stockholders.

The information set forth under this “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.  Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of InterAmerican Acquisition Group Inc., dated November 10, 2008
99.2	Slides used in presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterAmerican Acquisition Group, Inc.

	By:	/s/ William C. Morro
William C. Morro
Chief Executive Officer

Dated: November 10, 2008